UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, at the 2013 Annual Meeting of Stockholders of MoneyGram International, Inc. (the “Company”), the Company’s stockholders approved amendments to the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (as so amended, the “Omnibus Plan”) in order to, among other things:

•

Increase the aggregate number of shares that may be issued under awards under the Omnibus Plan from 7.125 million to 12.925 million shares, with no more than 2.5 million of the additional shares available for grant as full-value awards such as restricted stock or restricted stock units.

•	Eliminate the availability for the grant of new awards of shares that are withheld in payment of the purchase or exercise price for an award or in satisfaction of tax obligations relating to an award.

•	Increase the aggregate number of shares that may be granted to an eligible person in any calendar year under performance awards denominated in shares from 250,000 to 350,000.

•	Increase the number of shares available for granting incentive stock options from 937,500 to 1 million.

•	Change the aggregate limit on awards to any of our non-employee directors, individually, from three percent of the shares available for awards under the Omnibus Plan to 50,000 shares.

•	Expand the business criteria on which performance goals may be based for performance awards.

•

Update the Omnibus Plan to reflect recent changes to the Internal Revenue Code (the “Code”), including revising the definition of “fair market value” to reflect the final regulations under Section 409A of the Code.

•

Provide clarification regarding the composition of the Omnibus Plan administrative committee for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code, and regarding the time and method of exercise of stock options granted under the Omnibus Plan.

•

Extend the expiration date of the Omnibus Plan from May 10, 2015, to March 24, 2023, the date that is the day before the 10th anniversary of the Board of Directors’ adoption of the amendment and restatement of the Omnibus Plan.

A description of the material terms of the Omnibus Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2013. In addition, the foregoing summary is qualified in its entirety by reference to the full text of the Omnibus Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on May 8, 2013. The following matters were voted on by the Company’s stockholders and received the following votes:

Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2014 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	55,316,594	344,356	9,606	1,371,798
Victor W. Dahir	55,404,738	256,072	9,746	1,371,798
Antonio O. Garza	55,371,314	289,380	9,862	1,371,798
Thomas M. Hagerty	51,504,926	4,155,661	9,969	1,371,798
Seth W. Lawry	50,333,339	5,327,460	9,757	1,371,798
Pamela H. Patsley	52,691,879	2,969,086	9,591	1,371,798
Ganesh B. Rao	52,335,534	3,325,332	9,690	1,371,798
W. Bruce Turner	55,405,100	255,395	10,061	1,371,798

Proposal 2. The Company’s stockholders approved the proposed amendments to the Omnibus Plan (as described in Item 5.02 above).

For	Against	Abstain	Broker Non-Votes
52,457,148	3,193,686	19,722	1,371,798

Proposal 3. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
56,974,891	54,373	13,090

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Francis Aaron Henry
Name:	Francis Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: May 14, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended and restated.